Exhibit 10.8

CONTRIBUTION AGREEMENT

among

SKYSCALE, LLC,

a California limited liability company

and

THE JOINT VENTURE PARTIES NAMED HEREIN

dated as of

April 11, 2017

CONTRIBUTION AGREEMENT

Section 9.14 Specific Performance	13
Section 9.15 Counterparts	13
EXHIBIT A: PRIMARY SKYSCALE AGREEMENT	15
EXHIBIT B: PRODUCTS AND SERVICES AGREEMENT	16

ii

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”), dated as of April 11, 2017, is entered into among SkyScale, LLC, a California limited liability company (“SkyScale”), One Stop Systems, Inc., a California corporation (“One Stop”), and Jacoma Investments, LLC, a California limited liability company (“Jacoma”). Jacoma and One Stop may individually be referred to herein as a “SkyScale Party” or collectively, the “SkyScale Parties”.

RECITALS

WHEREAS, One Stop wishes to contribute to SkyScale cash in exchange for an equity interest in SkyScale, as further described and subject to the terms and conditions set forth herein; and

WHEREAS, Jacoma wishes to contribute to SkyScale cash in exchange for an equity interest in SkyScale, as further described and subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I: DEFINITIONS

The following terms when used in this Agreement have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in San Diego, CA are authorized or required by Law to be closed for business.

“Cap” has the meaning set forth in Section 7.04(a).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

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“Disclosure Schedules” means the Disclosure Schedules to this Agreement delivered by a SkyScale Party concurrently with its execution and delivery of this Agreement.

“Encumbrance” means any pledge, lien, charge, security interest, mortgage, claim or other encumbrance.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Jacoma” has the meaning set forth in the preamble.

“Jacoma Indemnified Parties” means, collectively, Jacoma, its Affiliates, and their respective equity holders, directors, officers and employees.

“Jacoma Interest” has the meaning set forth in Section 2.04(b).

“Knowledge of One Stop or One Stop’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of One Stop, after due inquiry.

“Knowledge of Jacoma or Jacoma’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Jacoma, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the costs of enforcing any right to indemnification hereunder or pursuing any insurance providers; provided, however, “Losses” will not include punitive damages, except in the case of fraud, or to the extent actually awarded to a Governmental Authority or other third party.

“One Stop” has the meaning set forth in the preamble.

“One Stop Indemnified Parties” means, collectively, One Stop, its Affiliates, and their respective equity holders, directors, officers and employees.

“One Stop Interest” has the meaning set forth in Section 2.04(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Primary SkyScale Agreement” means the operating agreement of SkyScale in the form attached as Exhibit A hereto.

“Product and Services Agreement” means the products and services agreement between SkyScale and One Stop in the form attached as Exhibit B hereto.

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“Securities Act” means the Securities Act of 1933, as amended.

“SkyScale” has the meaning set forth in the preamble.

“SkyScale Agreements” means the Primary SkyScale Agreement and the Products and Services Agreement.

“SkyScale Interests” has the meaning set forth in Section 2.04(b).

“SkyScale Parties” has the meaning set forth in the preamble.

“Transaction Agreements” means, collectively, this Agreement and the SkyScale Agreements.

ARTICLE II: CONTRIBUTIONS

Section 2.01   Contributions by One Stop. Subject to the terms and conditions set forth herein, at the Closing, One Stop will make a capital contribution to SkyScale in the amount of $750,000, payable in the form of a credit to purchase equipment, personnel or support services from One Stop.

Section 2.02   Contributions by Jacoma. Subject to the terms and conditions set forth herein, at the Closing, Jacoma will make a capital contribution to SkyScale in the amount of $750,000, payable in cash in immediately available funds. If SkyScale is unable to open a bank account by the Closing, (a) Jacoma’s capital contribution will temporarily be deposited in One Stop’s bank account, and (b) upon the opening of SkyScale’s bank account, One Stop will promptly transfer such funds to SkyScale’s bank account.

Section 2.03   No Liabilities. SkyScale will not assume any liabilities or obligations of the SkyScale Parties or their Affiliates of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 2.04   Consideration.

(a)     In consideration for its capital contribution pursuant to Section 2.01, at the Closing, SkyScale agrees to issue to One Stop 750,000 membership interest units in SkyScale (“One Stop Interest”), free and clear of all Encumbrances except for those Encumbrances set forth in the Primary SkyScale Agreement. Upon issuance by SkyScale of the One Stop Interest to One Stop, the One Stop Interest (i) will be duly authorized and validly issued and (ii) represent a 50% ownership interest in the SkyScale.

(b)     In consideration for its capital contribution pursuant to Section 2.02, at the Closing, SkyScale agrees to issue to Jacoma 750,000 membership interest units in SkyScale (“Jacoma Interest”; and together with the One Stop Interest, the “SkyScale Interests”), free and clear of all Encumbrances except for those Encumbrances set forth in the Primary SkyScale Agreement. Upon issuance by SkyScale of the Jacoma Interest to Jacoma, the Jacoma Interest (i) will be duly authorized and validly issued and (ii) represent a 50% ownership interest in the SkyScale.

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ARTICLE III: CLOSING

Section 3.01   Closing. The closing of the transactions contemplated by this Agreement (“Closing”) will take place simultaneously with the execution of this Agreement on the date of this Agreement (“Closing Date”) at the offices of Alan Rich & Associates, A.P.L.C., 2784 Gateway Road, Suite 104, Carlsbad, California 92009, or at such other place as the SkyScale Parties may agree to in writing. The consummation of the transactions contemplated by this Agreement will be deemed to occur at 12:01 a.m. on the Closing Date.

Section 3.02   Closing Deliverables.

(a)       At the Closing, One Stop will deliver to Jacoma or SkyScale, as applicable, the following:

(i)       Its contribution to the SkyScale pursuant to Section 2.01, by issuance of a credit note or memorandum to SkyScale;

(ii)      An executed counterpart signature page of One Stop to each of the Transaction Agreements to which it is a party;

(iii)    Copies of all required consents, approvals, waivers and authorizations referred to in Section 4.03 of the Disclosure Schedules, duly executed by all applicable parties;

(iv)      A certificate of the Secretary or Assistant Secretary (or equivalent officer) of One Stop certifying as to (A) the resolutions of the board of directors of One Stop, duly adopted and in effect, which authorize the execution, delivery and performance of the Transaction Agreements to which it is a party and the transactions contemplated hereby and thereby by One Stop, and (B) the names and signatures of the officers of One Stop authorized to sign such Transaction Agreements and the documents to be delivered by One Stop hereunder and thereunder;

(v)       A certificate evidencing the good standing of One Stop from the State of California as of a date no earlier than ten days before the Closing Date; and

(vi)      Such other customary instruments of contribution, transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Jacoma, as may be required to give effect to this Agreement.

(b)       At the Closing, Jacoma will deliver to One Stop or SkyScale, as applicable, the following:

(i)       Its contribution to the SkyScale pursuant to Section 2.02, by wire transfer in immediately available funds;

(ii)      An executed counterpart signature page of Jacoma to each of the Transaction Agreements to which it is a party;

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(iii)    Copies of all required consents, approvals, waivers and authorizations referred to in Section 5.03 of the Disclosure Schedules, duly executed by all applicable parties;

(iv)      A certificate of the Members or Managers (or equivalent officer) of Jacoma certifying as to (A) the resolutions of the members and managers of Jacoma, duly adopted and in effect, which authorize the execution, delivery and performance of the Transaction Agreements to which it is a party and the transactions contemplated hereby and thereby by Jacoma, and (B) the names and signatures of the officers of Jacoma authorized to sign such Transaction Agreements and the documents to be delivered by Jacoma hereunder and thereunder;

(v)       A certificate evidencing the good standing of Jacoma from the State of California as of a date no earlier than ten days before the Closing Date; and

(vi)      Such other customary instruments of contribution, transfer, assumption, filings or documents, in form and substance reasonably satisfactory to One Stop, as may be required to give effect to this Agreement.

(c)       At the Closing, SkyScale will deliver the following:

(i)       To each SkyScale Party, a certificate registered in its name evidencing the SkyScale Interest to be issued to it pursuant to Section 2.04;

(ii)      An executed counterpart signature page of SkyScale to each of the Transaction Agreements to which it is a party;

(iii)      A certificate of the Secretary or Assistant Secretary (or equivalent officer) of SkyScale certifying as to (A) the resolutions of the members and managers of SkyScale, duly adopted and in effect, which authorize the execution, delivery and performance of the Transaction Agreements to which it is a party and the transactions contemplated hereby and thereby by SkyScale, and (B) the names and signatures of the officers of SkyScale authorized to sign such Transaction Agreements and the documents to be delivered by SkyScale hereunder and thereunder; and

(iv)      To each SkyScale Party, a certificate evidencing the good standing of SkyScale in its jurisdiction of organization as of a date no earlier than ten days prior to the Closing Date.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF ONE STOP

One Stop represents and warrants to the other parties hereto that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization of One Stop. One Stop is a corporation duly organized, validly existing and in good standing under the Laws of the State of California.

CONTRIBUTION AGREEMENT

Section 4.02   Authority of One Stop; Enforceability. One Stop has full corporate power and authority to enter into the Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by One Stop of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite entity action on the part of One Stop. The Transaction Agreements to which it is a party have been duly executed and delivered by One Stop, and (assuming due authorization, execution and delivery by any other parties thereto) constitute legal, valid and binding obligations of One Stop, enforceable against it in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 4.03   No Conflicts; Consents. The execution, delivery and performance by One Stop of the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the articles of incorporation, by-laws or other organizational documents of One Stop; (b) violate or conflict with any Law or Governmental Order applicable to One Stop; or (c) except as set forth on Section 4.03 of the Disclosure Schedules, conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any Contract to which One Stop is a party. Except as set forth on Section 4.03 of the Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by One Stop from any Person in connection with the execution, delivery and performance by One Stop of the Transaction Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except such consents, approvals, waivers or authorizations which would not, individually or in the aggregate, have a material adverse effect on One Stop’s ability to consummate the transactions contemplated hereby or under the other Transaction Agreements to which it is a party on a timely basis.

Section 4.04   Legal Proceedings. There is no Action of any nature pending or, to One Stop’s Knowledge, threatened against or by One Stop that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Agreements to which One Stop is a party. To One Stop’s Knowledge, no event has occurred or circumstances exist that could reasonably be expected to give rise to, or serve as a basis for, any such Action.

Section 4.05   Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Transaction Agreements based on arrangements made by or on behalf of One Stop or any of its Affiliates.

Section 4.06   Securities Matters. One Stop is acquiring the One Stop Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. One Stop acknowledges the One Stop Interest is not registered under the Securities Act, or any state securities laws, and the One Stop Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. One Stop is able to bear the economic risk of holding the One Stop Interest for an indefinite period (including

CONTRIBUTION AGREEMENT

total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

ARTICLE V: REPRESENTATIONS AND WARRANTIES OF JACOMA

Jacoma represents and warrants to the other parties hereto that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01   Organization of Jacoma. Jacoma is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of California.

Section 5.02   Authority of Jacoma; Enforceability. Jacoma has full limited liability company power and authority to enter into the Transaction Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Jacoma of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite entity action on the part of Jacoma. This Agreement and the other Transaction Agreements to which it is a party have been duly executed and delivered by Jacoma, and (assuming due authorization, execution and delivery by the other parties thereto) constitute legal, valid and binding obligations of Jacoma, enforceable against it in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

Section 5.03   No Conflicts; Consents. The execution, delivery and performance by Jacoma of the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the articles of organization, operating agreement or other organizational documents of Jacoma; (b) violate or conflict with any provision of Law or Governmental Order applicable to Jacoma; or (c) except as set forth on Section 5.03 of the Disclosure Schedules conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Jacoma is a party. Except as set forth on Section 5.03 of the Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by Jacoma from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by Jacoma of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby or thereby, except such consents, approvals, waivers or authorizations which would not, individually or in the aggregate, have a material adverse effect on Jacoma’s ability to consummate the transactions contemplated hereby or under the other Transaction Agreements to which it is a party on a timely basis.

Section 5.04   Legal Proceedings. There is no Action of any nature pending or, to Jacoma’s Knowledge, threatened against or by Jacoma that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Agreements to which Jacoma is a party. To Jacoma’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

CONTRIBUTION AGREEMENT

Section 5.05   Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of Jacoma or any of its Affiliates.

Section 5.06   Securities Matters. Jacoma is acquiring the Jacoma Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Jacoma acknowledges the Jacoma Interest is not registered under the Securities Act, or any state securities laws, and the Jacoma Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Jacoma is able to bear the economic risk of holding the Jacoma Interest for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

ARTICLE VI: COVENANTS

Section 6.01   Public Announcements. No party will cause the publication of any press release or public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent will not be unreasonably withheld or delayed), except as may be required by applicable Law, in which case the party required to publish such press release or public announcement will allow the other parties a reasonable opportunity to comment on such press release or public announcement in advance of such publication, to the extent practicable.

Section 6.02   Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder will be borne and paid by SkyScale, when due.

Section 6.03   Further Assurances. Following the Closing, each of the parties hereto will execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VII: INDEMNIFICATION

Section 7.01   Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification will survive the Closing. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party before the expiration date of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty and such claims will survive until finally resolved.

Section 7.02   Indemnification By One Stop. Subject to the other terms and conditions of this ARTICLE VII, One Stop will indemnify and defend each of SkyScale and the Jacoma Indemnified Parties against, and will hold each of them harmless from and against, and will pay and reimburse

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each of them for, any and all Losses incurred or sustained by, or imposed upon, any of them based upon, arising out of, with respect to or by reason of:

(a)       Any inaccuracy in or breach of any of the representations or warranties of One Stop contained in this Agreement; or

(b)       Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by One Stop pursuant to this Agreement.

Section 7.03   Indemnification By Jacoma. Subject to the other terms and conditions of this ARTICLE VII, Jacoma will indemnify and defend each of SkyScale and the One Stop Indemnified Parties against, and will hold each of them harmless from and against, and will pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of them based upon, arising out of, with respect to or by reason of:

(a)       Any inaccuracy in or breach of any of the representations or warranties of Jacoma contained in this Agreement; or

(b)       Any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Jacoma pursuant to this Agreement.

Section 7.04   Certain Limitations. The indemnification provided for in Section 7.02 and Section 7.03 will be subject to the following limitations:

(a)       The aggregate amount of all Losses for which One Stop will be liable pursuant to Section 7.02(a) will not exceed $750,000 (“Cap”).

(b)       The aggregate amount of all Losses for which Jacoma will be liable pursuant to Section 7.03(a) will not exceed the Cap.

(c)       The Jacoma Indemnified Parties will only be entitled to indemnification pursuant to Section 7.02 with respect to a Loss directly incurred by SkyScale to the extent any indemnification of, or payments to, SkyScale with respect to the matter giving rise to such Loss do not constitute full payment of all Losses suffered or incurred by such Jacoma Indemnified Parties with respect thereto.

(d)       The One Stop Indemnified Parties will only be entitled to indemnification pursuant to Section 7.03 with respect to a Loss directly incurred by SkyScale to the extent any indemnification of, or payments to, SkyScale with respect to the matter giving rise to such Loss do not constitute full payment of all Losses suffered or incurred by such One Stop Indemnified Parties with respect thereto.

Section 7.05   Effect of Investigation. An indemnifying party will not be liable under this ARTICLE VII with respect to any Losses arising out of matters within the knowledge of an indemnified party at the Closing Date.

Section 7.06   Remedies. Subject to Section 9.14, the parties acknowledge and agree their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant,

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agreement or obligation set forth in this Agreement will be pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in this Section 7.06 will limit any Person’s right to seek and obtain any equitable relief to which any Person will be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct. Notwithstanding anything herein to the contrary, the fact a party has an indemnification right under this ARTICLE VII will not preclude the exercise of its rights the Primary SkyScale Agreement.

ARTICLE VIII: INDEPENDENT INVESTIGATION; ADVICE OF COUNSEL

Section 8.01   Independent Investigation; Advice of Counsel. Each of the parties acknowledges they have made, or have had the opportunity to make personally, an investigation of facts and circumstances surrounding the matters set forth herein and it is their independent conclusion, based upon such investigation, all of the terms of this Agreement are fair and satisfactory. Further, Jacoma acknowledges (a) One Stop and SkyScale has selected Alan Rich & Associates, A Professional Law Corporation as One Stop and SkyScale’s legal counsel, (b) Alan Rich & Associates, A Professional Law Corporation has not provided any advice or assistance to Jacoma regarding this Agreement or any of the Transaction Agreements, (c) Jacoma had the opportunity to consult with its own independent legal counsel before signing this Agreement and the Transaction Agreements, and (d) Jacoma has read and understands all of the terms and provisions of this Agreement and the Transaction Agreement. This Agreement and the Transaction Agreements will not be construed against any party by reason of the drafting or preparation hereof or thereof.

ARTICLE IX: MISCELLANEOUS

Section 9.01   Expenses. Except as otherwise provided in this Agreement or any other Transaction Agreement, all costs and expenses incurred in connection with this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, will be paid by the party incurring such costs and expenses. Notwithstanding the preceding sentence, at Closing, the SkyScale will reimburse each of One Stop and Jacoma for all legal fees and expenses incurred by such party in connection with this Agreement and the other Transaction Agreements.

Section 9.02   Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder will be in writing and will be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 9.02):

If to One Stop:	2235 Enterprise Street, Suite 110
Escondido, California 92029
Email: scooper@onestopsystems.com
Attention: Stephen Cooper

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If to Jacoma	18519 Calle La Serra Rancho Santa Fe, California 92091 Email: jdh2@me.com Attention: Jack Harrison
If to SkyScale:	2235 Enterprise Street, Suite 110 Escondido, California 92029 Email: scooper@onestopsystems.com; jdh2@me.com Attention: Stephen Cooper and Jack Harrison

Section 9.03   Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,’ “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules, and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof, and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 9.04   Headings. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

Section 9.05   Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06   Entire Agreement. This Agreement, the other Transaction Agreements and the Confidentiality Agreement, dated March 31, 2017, between One Stop and Jacoma (“Confidentiality Agreement”) constitute the sole and entire agreement of the parties with respect to their subject matter, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the OSS and Jacoma Investment Term Sheet dated February 23, 2017. In the event of any inconsistency between the statements in the body of this Agreement and those in any other Transaction Agreement, the Confidentiality Agreement or the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

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Section 9.07   Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder, including by operation of law, without the prior written consent of the other parties. No assignment will relieve the assigning party of any of its obligations hereunder.

Section 9.08   No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein or in any other Transaction Agreement, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period under or by reason of this Agreement or any other Transaction Agreement. Subject to Section 9.09, the parties hereto reserve their right to vary or rescind at any time and in any way the rights, if any, granted under this Agreement to any person not a party hereto, including any indemnified person under ARTICLE VII, without notice to or consent of such Person.

Section 9.09   Amendment and Modification. This Agreement, including any Exhibit or Disclosure Schedule, may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 9.10   Waiver. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party will operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 9.11   Governing Law. This Agreement and each other Transaction Agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate to the transactions contemplated hereby or thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein or therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute, or otherwise) will in all respects be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

Section 9.12   Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement [, any other Transaction Agreement] or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of San Diego, California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES ANY CONTROVERSY WHICH MAY ARISE DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT, OR

CONTRIBUTION AGREEMENT

ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

Section 9.14   Specific Performance. The parties agree irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof or thereof, and the parties will be entitled to specific performance of the terms hereof and thereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.15   Counterparts. This Agreement and each of the other Transaction Agreements may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement or any Transaction Agreement delivered by facsimile, email, or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement or such other Transaction Agreement.

[SIGNATURE PAGE FOLLOWS]

CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SKYSCALE

SkyScale, LLC a California limited liability company

By:
Stephen Cooper, Manager

By:
Jack Harrison, Manager

ONE STOP

One Stop Systems, Inc., a California corporation

By:
Stephen Cooper, Chief Executive Officer

JACOMA

Jacoma Investments, LLC a California limited liability company

By:

Printed Name: Jack Harrison

Title:

CONTRIBUTION AGREEMENT

EXHIBIT A

PRIMARY SKYSCALE AGREEMENT

[Attached]

CONTRIBUTION AGREEMENT

EXHIBIT B

PRODUCTS AND SERVICES AGREEMENT

[Attached]

CONTRIBUTION AGREEMENT

DISCLOSURE SCHEDULE: SCHEDULE 4.03

Required Third Party Consent to be Obtained by One Stop:	Bank of the West

CONTRIBUTION AGREEMENT

DISCLOSURE SCHEDULE: SCHEDULE 5.03

There are no agreements to which Jacoma is a party which conflict with the terms of the Transaction Agreements.

The entering into the Transaction Agreements by Jacoma does not require the approval or consent of any third party.